FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

SINO PAYMENTS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-53537	26-3767331
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification Number)

Date of Report (Date of earliest event reported): June 25, 2015

7/F., Darton Tower

142 Wai Yip Street, Kwun Tong

Kowloon, Hong Kong

 (Address of principal executive offices)

(852) 2950 4288

(Registrant’s Telephone Number)

Copy of all Communications to:

Paul W. Richter, Esq.

PW Richter, plc

3901 Dominion Townes Circle

Richmond, Virginia 23223

Telephone: (804) 644-2182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant

On June 25, 2015, the Board of Directors (“Board”) of Sino Payments, Inc., a Nevada company and the Registrant, (“Company”) approved a resolution to appoint AWC (CPA) Ltd. (“AWC”), 7th Floor, Nan Dao Commercial Building, 359-361 Queen’s Road Central, Sheung Wan, Hong Kong SAR, to replace its current certifying public auditor, Sadler, Gibb & Associates, LLC (“SGA”) of Salt Lake City, Utah.  The engagement of AWC should be consummated on or prior to June 30, 2015. The Board decided to change certifying public auditor because SGA advised the Board that SGA did not wish to handle future audit work for Hong Kong SAR-based operations due to the cost and resource demands.

AWC has provided the Company with the required independent letter under Rule 3526 of Public Company Accounting Oversight Board rules.

SGA’s report on the financial statements for the transitional period of September 1, 2013 through December 31, 2013 and for the fiscal year ended August 31, 2013, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting, except that the report contained an explanatory paragraph stating that there was substantial doubt about the Company's ability to continue as a going concern.

During the years ended December 31, 2013, August 31, 2013 and 2012 and through June 25, 2015, (i) there were no disagreements with SGA on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of SGA, would have caused SGA to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided a copy of the foregoing statements to SGA and requested a letter from SGA to the Securities and Exchange Commission stating whether SGA agrees with the above statements. A copy of SGA’s letter, dated June 29, 2015, is attached to this Current Report on Form 8-K as Exhibit 16.1.

During the years ended December 31, 2013, August 31, 2013 and 2012 and through June 25, 2015, neither the Company nor anyone acting on behalf of the Company consulted with AWC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s financial statements, or any other matters set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2015, Alex Chan, the Chief Financial Officer, Treasurer and a Director of the Company tendered his resignation as a director from the Company’s Board of Directors (the "Board") and as Chief Financial Officer and Treasurer, effective as of close of business on June 30, 2015 (the "Resignation Date").  Mr. Chan is retiring and he has no disputes with the Company over its business or financial affairs, internal controls or management practices.

On June 25, 2015, the Board appointed Ms. Bella Tsang Po Yee, the Company’s current Secretary, as its Treasurer and principal financial officer.  Her compensation arrangement will be determined at a later date.

On June 25, 2015, the Board appointed Edmund Yeung Chun Wing as a member of the Board to fill the vacancy created by the resignation of Raymond Lee on April 10, 2015. His appointment is effective as of June 25, 2015.   There are no arrangements or understandings with any person pursuant to which Mr. Wing was appointed as a member of the Board.

The Board intends to approve the compensation arrangement for Mr. Wing’s service as a member of the Board at a future date.

Mr. Wing is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

For the past ten years, Mr. Wing has been a Managing Director for Whole Glory Investments Ltd., a property investment company.  Previously, he also served as the executive director of Combined Chemicals Co., an adhesive product manufacturer, for 15 years.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 25, 2015, the Board adopted an amendment to the Bylaws of the Company (the "Bylaws Amendment"). The Bylaws Amendment became effective on June 25, 2015. The purpose of the Bylaws Amendment was to clarify and expand the duties of the Treasurer, which duties were amended to include the duties of the principal financial officer of the Company.

The foregoing is a summary description of the Bylaws Amendment and is qualified in its entirety by reference to the full text of the Bylaws Amendment. This description should be read in conjunction with the Bylaws  Amendment, a copy of which is filed as Exhibit 3.1 and is incorporated by reference into this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

NUMBER

EXHIBIT

3.1

Amendment to Bylaws of Sino Payments, Inc., dated June 25, 2015 (filed herewith)

16.1

Letter from Sadler, Gibb & Associates, dated June 29, 2015, regarding Change in Certifying Accountant. (filed herewith.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO PAYMENTS, INC.

Date: June 30, 2015

By:  /s/ Bella Tsang Po Yee

Bella Tsang Po Yee

Treasurer (principal financial officer)

EXHIBIT INDEX

EXHIBIT NUMBER
3.1	Amendment to Bylaws of Sino Payments, Inc., dated June 25, 2015 (filed herewith)
16.1	Letter from Sadler, Gibb & Associates, dated June 29, 2015, regarding Change in Certifying Accountant. (filed herewith.)